Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of BondBloxx BBB Rated 1-5 Year Corporate Bond ETF, BondBloxx BBB Rated 5-10 Year Corporate Bond ETF, and BondBloxx BBB Rated 10+ Year Corporate Bond ETF (the “Funds”), each series of BondBloxx ETF Trust, under the headings “Financial Statements” and “Miscellaneous Information” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 16, 2024